UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 6, 2026
_______________________________________________________________________________________
LEE ENTERPRISES, INCORPORATED
(Exact name of Registrant as specified in its charter)
_______________________________________________________________________________________

Delaware	1-6227	42-0823980
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4600 E. 53rd Street, Davenport, Iowa 52807
(Address of Principal Executive Offices)

(563) 383-2100
Registrant’s telephone number, including area code
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	LEE	The Nasdaq Global Select Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on April 23, 2026, the Board of Directors (the “Board”) of Lee Enterprises, Incorporated (the “Company”) appointed Nathan E. Bekke as President and Chief Executive Officer of the Company, and Joshua P. Rinehults as Vice President, Chief Financial Officer and Treasurer of the Company.

On August 6, 2026, the Executive Compensation Committee of the Board (the “Committee”) approved one-time transition equity awards (the “Transition Awards”) under the Company’s 2020 Long-Term Incentive Plan, as amended (the “LTIP”), to Messrs. Bekke and Rinehults.

The Committee approved the Transition Awards in connection with the Company’s February 2026 transaction and resulting leadership transition, which materially expanded the responsibilities of the Company’s Chief Executive Officer and Chief Financial Officer. The Transition Awards are intended to support leadership continuity and retention and to further align the executives’ interests with long-term shareholder value creation. The Transition Awards are one-time awards that are separate from and supplemental to the Company’s annual LTIP.

The Transition Awards have target values of $1.75 million for Mr. Bekke and $900,000 for Mr. Rinehults. Each Transition Award consists of 50% performance stock units and 50% restricted stock awards.

The performance stock units will be earned based 50% on stock price performance and 50% on Adjusted EBITDA, in each case measured over a performance period ending in September 2028, with payouts ranging from 0% to 200% of target based on actual performance. The Committee will retain authority to adjust the performance calculations for certain significant corporate events. The restricted stock awards will vest in three equal annual installments, subject to the executive’s continued service with the Company.

Also, on August 6, 2026, the Committee approved a revised annual long-term incentive framework under the LTIP. The revised framework is intended to provide more market-competitive long-term incentive opportunities, strengthen alignment with long-term stockholder value creation and support executive retention.

Annual awards for the President and Chief Executive Officer, Vice President, Chief Financial Officer and Treasurer and Chief Revenue Officer will consist of 40% restricted stock, 40% performance stock units and 20% stock options, with target award values equal to 300%, 225% and 175% of base compensation, respectively.

Performance stock units will be based 50% on stock price performance and 50% on Adjusted EBITDA (as defined in the Company's filings with the Securities and Exchange Commission) over a three-year performance period, with payouts ranging from 0% to 200% of target. Restricted stock will vest ratably over three years, subject to continued service.

The foregoing description of the Transition Awards is qualified in its entirety by reference to the applicable award agreements, forms of which are filed as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits
10.1	Form of Performance Stock Unit Award Agreement
10.2	Form of Restricted Stock Award Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date:	August 11, 2026	By:	/s/ Joshua P. Rinehults
Joshua P. Rinehults
Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)